Exhibit 21.1

List of Subsidiaries

January 31, 2018

Independent Bank Group, Inc. Subsidiaries

Independent Bank

Carlile Capital, LLC (TX)

IBG Adriactia Holdings, Inc. (TX)

IB Trust I

IB Trust II

IB Trust III

IB Centex Trust I

Community Group Statutory Trust I

Northstar Statutory Trust II

Northstar Statutory Trust III

Independent Bank Subsidiaries

IBG Real Estate Holdings, Inc. (TX)

IBG Real Estate Holdings II, Inc. (TX)

Preston Grand, Inc. (TX)

IBG Aircraft Company III (TX)

McKinney Avenue Holdings, Inc. (TX)

McKinney Avenue Holdings Spe 1, Inc. (TX)

CFRH II, LLC (CO)